                                                                   EXHIBIT 10.28




                           CONVERTIBLE LOAN AGREEMENT

                                 BY AND BETWEEN
                 EARTHCARE RESOURCE MANAGEMENT OF FLORIDA, INC.
              EARTHCARE RESOURCE MANAGEMENT OF SOUTH FLORIDA, INC.
                         EARTHCARE ACQUISITION SUB, INC.

                                   AS BORROWER

                                       AND

                                EARTHCARE COMPANY

                                    AS PARENT

                                       AND

                              SAGEMARK CAPITAL, LP

                                    AS LENDER

      This Convertible Loan Agreement (the "Agreement") is entered into as of MARCH 30, 2001, by and among EARTHCARE COMPANY (a Delaware corporation) as parent (hereinafter referred to as "Parent"), EARTHCARE RESOURCE MANAGEMENT OF FLORIDA, INC., a Florida corporation, EARTHCARE RESOURCE MANAGEMENT OF SOUTH FLORIDA, INC. (a Florida corporation) and EARTHCARE ACQUISITION SUB, INC., (an Illinois corporation) as co-borrowers (hereinafter collectively referred to as "BORROWER") and Sagemark Capital as lender (together with any assignees or successors in interest referred to as "LENDER")
WITNESSETH:

      WHEREAS, Borrower seeks to obtain $1,500,000 in financing through issuance of Convertible Debentures, such funds to be used for the purpose of general working capital and the payment of transaction expenses and fees; and

      WHEREAS, Borrower agrees to issue this indebtedness; and

      WHEREAS, Borrower and Parent have requested that Lender provide such as herein provided, and Lender is willing to furnish such to Borrower and Lender upon the terms and subject to the conditions and for the considerations hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:



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Loan Agreement (continued)
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                        ARTICLE I - DEFINITION OF TERMS

SECTION 1.01. DEFINITIONS.

      (a) For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Article I or in the section or recital referred to below:

  "Affiliate" with respect to any Person shall mean (i) any person directly or indirectly owning, controlling or holding power to vote 10% or more of the outstanding voting securities of any Person; (ii) any person, 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by any Person; (iii) any person directly or indirectly controlling, controlled by or under common control with any Person; (iv) any officer, director or partner of any Person; and
     (v) if a Person is an officer, director or partner, any company for which any Person acts in such capacity. For purposes of this Agreement, any partnership of which any Person is a general partner, or any joint venture in which any Person is a joint venturer, is an Affiliate of each Person.

  "Capital Expenditure" shall mean, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrower during such period that are required by GAAP to be included in or reflected by the property, plant, or equipment or similar fixed asset accounts in the balance sheet of Borrower.

  "Capital Lease" shall mean any lease of property, real or personal, which is in substance a financing lease and which would be capitalized on a balance sheet of the lessee, including without limitation, any lease under which
     (i) such lessee will have an obligation to purchase the property for a fixed sum, (ii) an option to purchase the property at an amount less than a reasonable estimate of the fair market value of such property as of the date such lease is executed, or (iii) the term of the lease approximates or exceeds the expected useful life of the property leased thereunder.

  "Collateral" shall mean each and all of the following wherever located and whether now existing or owned or hereafter created or acquired: the accounts; the general intangibles; the negotiable collateral; the inventory; Borrower's books; the equipment; the real estate collateral; any money, deposit accounts or other assets of Borrower in which Lender receive a lien or which hereafter comes into the possession, custody or control of Lender; and all products an proceeds of every nature of any of the foregoing, including, but not limited to, proceeds of insurance covering the collateral and any and all accounts, general intangibles, negotiable collateral, inventory, contract rights, instruments, documents and chattel paper, equipment, money, deposit accounts or other tangible and intangible property of Borrower resulting from the sale or other disposition of the Collateral, and the proceeds and products thereof.

  "Consolidated Subsidiaries" shall mean those corporations of which 50% or more of the voting stock is owned by Borrower and their financial statements are consolidated with those of the Borrower.

  "Conversion " or "Conversion Rights" shall mean exchange of, or the rights to exchange, the Principal Amount of the loan, or any part thereof, for fully paid and non assessable Common Stock on the terms and conditions as provided in the Debenture.

  "Conversion Price" shall mean the conversion price as then in effect as stipulated in the Debentures.

  "Common Stock" shall mean the Parent's common stock, $0.0001 par value.

  "Debentures" shall mean the Debentures executed by Borrower and made payable to the order of the Lender in the aggregate principal amount of $1,500,000 and delivered pursuant to the terms of this Agreement, together with any renewals, extensions or modifications thereof.

  "Debtor Laws" shall mean all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time to time in effect affecting the rights of creditors generally.

  "Default" shall mean an event with notice or lapse of time or both, could become an Event of Default.


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Loan Agreement (continued)
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  "Dividends", in respect of any corporation, shall mean (i) cash distributions or any other distributions on, or in respect of, any class of capital stock of such corporation, except for distributions made solely in shares of stock of the same class, and (ii) any and all funds, cash and other payments made in respect of the redemption, repurchase or acquisition of such stock, unless such stock shall be redeemed or acquired through the exchange of such stock with stock of the same class.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued pursuant thereto.

  "Event of Default" shall mean any of the events specified in Article VII.

  "GAAP" shall mean generally accepted accounting principles applied on a consistent basis, set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or their successors, which are applicable in the circumstances as of the date in question. The requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

  "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Parent Borrower or a Subsidiary or any of its or their businesses, operations or properties.

  "Guaranty" of any Person shall mean any contract, agreement or understanding of such Person pursuant to which such Person in effect guarantees the payment of any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including without limitation agreements: (i) to purchase such Indebtedness or any property constituting security therefor; (ii) to advance or supply funds primarily for the purpose of assuring the holder of such Indebtedness of the ability of the Primary Obligor to make payment; or (iii) otherwise to assure the holder of the Indebtedness of the Primary Obligor against loss in respect thereof, except that "Guaranty" shall not include the endorsement by Borrower or a Subsidiary in the ordinary course of business of negotiable instruments or documents for deposit or collection.

  "Holder" shall mean the owner of Registrable Securities.

  "Indebtedness" shall mean, with respect to any Person, (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise or any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letter of credit, (b) indebtedness guaranteed in any manner by such Person, including guarantees in the form of an agreement to repurchase or reimburse, (c) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss, and (d) any unfunded obligation of such Person to any employee/employer benefit plan.

  "Investment" in any Person shall mean any investment, whether by means of share purchase, loan, advance, extension of credit, capital contribution or otherwise, in or to such Person, the Guaranty of any Indebtedness of such Person, or the subordination of any claim against such Person to other Indebtedness of such Person.

  "IRS Code" shall mean the Internal Revenue Code of 1986, as amended, together with all regulations issued thereunder.

  "Lien" shall mean any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law, or otherwise.


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Loan Agreement (continued)
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  "Loan" shall mean the money lent to Borrower pursuant to this Agreement, along with any accrued interest thereon.

  "Loan Closing" or "Loan Closing Date" shall mean the initial disbursement of Loan funds which shall occur on a date 30 days from the date hereof or such earlier date on which Borrower requests, and Lender approve, as the date at which the initial advance of the Loan funds shall be consummated, provided that such date may be mutually extended beyond 30 days, but only by written agreement of the parties hereto.

  "Loan Documents" shall mean this Agreement, the Debentures, Warrant, Personal
     Guaranty (including any renewals, extensions and refundings thereof), and any other agreements or documents (and with respect to this Agreement, and such other agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Agreement.

  "Majority in Interest" shall mean Lender holding among them at least 50.1% of the then outstanding Loan.

  "Material Adverse Effect" or "Material Adverse Change" shall mean any change, factor or event that shall (i) have a material adverse effect upon the validity, performance or enforceability of any material provision of any Loan Documents, (ii) have a material adverse effect upon the financial condition or business operations of Parent or Borrower or any Subsidiaries,
     (iii) have a material adverse effect upon the ability of the Parent or Borrower to fulfill its material obligations under the Loan Documents, or
     (iv) any event that causes a Default or Event of Default.

  "Obligation" shall mean: (i) all present and future indebtedness, obligations and liabilities of Borrower to Lender arising pursuant to this Agreement, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several;
     (ii) all present and future indebtedness, obligations and liabilities of Borrower to Lender arising pursuant to or represented by the Debentures and all interest accruing thereon, and reasonable attorneys' fees incurred in the enforcement or collection thereof; (iii) all present and future indebtedness, obligations and liabilities of Borrower and any Subsidiary evidenced by or arising pursuant to any of the Loan Documents; (iv) all costs incurred by Lender, including but not limited to reasonable attorneys' fees and legal expenses related to this transaction; and (v) all renewals, extensions and modifications of the indebtedness referred to in the foregoing clauses, or any part thereof.

  "Other Taxes" shall have the meaning set forth in Section 2.09(b).

  "Permitted Liens" shall mean: (i) Liens (if any) granted to Lender to secure the Obligation; (ii) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs; (iii) Liens imposed by mandatory provisions of law such as for landlord's, materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is not yet due; (iv) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided or if an extension is obtained with respect thereto; (v) Liens arising from good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations and deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges;
     (vi) Liens associated with the Bank Credit Agreement, CIB Marine and SMH
     (vii) mortgages, financing statements, equipment leases or other encumbrances incurred in connection with the acquisition of property or equipment or the replacement of existing property or equipment, provided that such liens shall be limited to the property or equipment then being acquired.


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



Loan Agreement (continued)
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  "Person" shall include an individual, a corporation, a joint venture, a general or limited partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

  "Plan" shall mean an employee benefit plan or other plan maintained by Parent or Borrower for employees of Parent or Borrower and/or any Subsidiaries and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1986, as amended.

  "Principal Amount" shall mean, as of any time, the then aggregate outstanding face amount of the Debentures after any conversions or redemptions and after giving effect to any installment payments received by Lender.

  "Registrable Securities" shall mean (i) the Common Stock issued upon Conversion of the Debentures or exercise of the Warrant issued in conjunction with this financing, or (ii) any Common Stock issued upon Conversion of the Debentures or exercise of any warrant, right or other security which is issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend; any other distribution with respect to or in exchange for, or in replacement of Common Stock; stock split; or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; excluding in all cases, however, any Registrable Security that is not a Restricted Security and any Registrable Securities sold or transferred by a person in a transaction in which the rights under this Agreement are not assigned.

  "Registrable Securities Then Outstanding" shall mean an amount equal to the number of Registrable Securities outstanding which have been issued pursuant to the Conversion of the Debentures or the exercise of the Warrant.

  "Restricted Security" shall mean a security that has not been (i) registered under the 1933 Act or (ii) distributed to the public pursuant to Rule 144 (or any similar provisions that are in force) under the 1933 Act.

  "SEC" shall mean the Securities and Exchange Commission.

  "1933 Act" shall refer to the Securities Act of 1933, as amended.

  "1934 Act" shall refer to the Securities Exchange Act of 1934, as amended.

  "Solvent" shall mean, with respect to any Person on a particular date, that on such date: (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person; (ii) the present fair salable value, in the ordinary course of business, of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured;
     (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

  "Subsidiary" shall mean any corporation whether now existing or hereafter acquired of which fifty percent (50%) or more of the Voting Shares are owned, directly or indirectly, by Borrower or Parent.

  "Voting Shares" of any corporation shall mean shares of any class or classes
     (however designated) having ordinary voting power for the election of at least a majority of the members of the Board of Directors (or


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Loan Agreement (continued)
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     other governing bodies) of such corporation, other than shares having such power only by reason of the happening of a contingency.

SECTION 1.02. OTHER DEFINITION PROVISIONS.

      (a) All terms defined in this Agreement shall have the above-defined meanings when used in the Debentures or any other Loan Documents, certificate, report or other document made or delivered pursuant to this Agreement, unless the context therein shall otherwise require.

      (b) Defined terms used herein in the singular shall import the plural and vice versa.

      (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

      (d) References to financial statements and reports shall be deemed to be a reference to such statements and reports prepared in accordance with GAAP on the basis used by Parent or Borrower in prior years, for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and statement of cash flows, of Parent or Borrower and its Consolidated Subsidiaries, if any.

      (e) Accounting terms not specifically defined above, or not defined in the Agreement, shall be construed in accordance with GAAP as recognized as of this date by the American Institute of Certified Public Accountants.

                          ARTICLE II - LOAN PROVISIONS

SECTION 2.01. LOAN CLOSING.

      (a) Subject to the terms and conditions of this Agreement, and the compliance with such terms and conditions by all parties, Lender agree to lend to Borrower, and Borrower agrees to borrow from Lender, the aggregate sum of up to ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) which shall be disbursed no later than five days of the Loan Closing as follows:

            Sagemark Capital, LP             $1,500,000
                                             ----------
               Total                         $1,500,000

      (b) Such disbursements are to be at such time and subject to the conditions as provided hereunder and such borrowing shall be evidenced by Borrower's duly executed Debentures (in one or more counterparts in the aggregate sum of $1,500,000 substantially in the form of Exhibit 2.01(b) attached hereto and made a part hereof, with appropriate insertion of names, dates and amounts. In the event of any differences in terms between this Agreement and the Debentures, the Debentures will be controlling; provided, however, that the holder of the Debentures shall be entitled to all the rights and benefits of the Lender provided in this Agreement.

      (c) Unless otherwise mutually agreed, the Loan Closing shall be at the offices of Earthcare Company, Dallas, Texas.

SECTION 2.02. USE OF PROCEEDS.

      (a) Borrower intends to use the money advanced hereunder, along with funding from other sources, for working capital and the payment of fees and expenses.

SECTION 2.03. INTEREST RATE AND INTEREST PAYMENTS.

      (a) Interest on the Principal Amount outstanding from time to time shall accrue at the rate of 14.00% per annum, with the first installment payable on MAY 1, 2001 and subsequent payments at the first day of each month thereafter. Overdue principal and interest on the Debentures shall bear interest, to the extent permitted by applicable law, at a rate of 18.00% per annum. Interest on the Principal Amount of each Debenture shall be calculated, from time to time, on the basis of the actual days elapsed in a year consisting of 365 days.


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Loan Agreement (continued)
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SECTION 2.04. MATURITY.

      (a) If not sooner redeemed or converted, the Debentures shall mature on APRIL 1, 2002, at which time all the remaining unpaid principal, interest and any other charges then due under the Agreement shall be due and payable in full.

SECTION 2.06. OPTIONAL REDEMPTION.

      (a) Optional principal redemption on each Debenture shall be as provided for in such Debentures.

SECTION 2.07 LOAN CLOSING COSTS.

      (a) Borrower agrees to pay to Lender, a Loan Closing Fee of 5% of the amount of Loan funds disbursed at each Loan Closing, such to be due and payable at Loan Closing and netted out of the loan proceeds. Borrower agrees to pay all legal and other cost associated with closing this loan.

      (c) Lender agrees to a similar fee arrangement on any additional funds provided under this Loan Agreement or similar agreement between Lender and Borrower.

SECTION 2.08. PLACEMENT FEE.
      There are no placement fees being paid in connection with this loan.

SECTION 2.09. TAXES.

      (a) Each Debenture shall be exchangeable for shares of Parent's Common Stock on such terms hereunder and shall be made without deduction for any present or future taxes, duties, charges or withholdings, (excluding, in the case of the Lender, any foreign taxes, any federal, state or local income taxes and any franchise taxes or taxes imposed upon it by the jurisdiction, or any political subdivision thereof, under which the Lender are organized or is qualified to do business) and all liabilities with respect thereto (herein "Taxes") shall be paid by Parent. If Parent shall be required by law to deduct any Taxes for which Parent is responsible under the preceding sentence from any sum payable hereunder to any Lender: (i) the sum payable shall be increased so that after making all required deductions, such Lender receive an amount equal to the sum it would have received had no such deductions been made; (ii) Parent shall make such deductions; and (iii) Parent shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

      (b) Except as otherwise set forth in this Agreement or the other Loan Documents, Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "Other Taxes").

      (c) Borrower and Parent shall indemnify Lender for the full amount of Taxes and Other Taxes reasonably paid by Lender or any liability (including any penalties or interest assessed because of Borrower's defaults) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date Lender make written demand therefor and has delivered to Borrower all documentation with respect thereto reasonably requested by Borrower. Lender shall subrogate any and all rights and claims relating to such Taxes and Other Taxes to Borrower upon payment of said indemnification.

      (d) Without prejudice to the survival of any other agreement of Borrower or Parent hereunder, the agreements and obligations of Borrower in this Section
2.09 shall survive the payment in full of the Loan.

SECTION 2.10 STOCK CONVERSION RIGHTS.

      (a) Each Debenture shall be exchangeable for shares of Common Stock on such terms and in such amounts as shall be stated in such Debenture. The holders of the stock issued upon exercise of the right of conversion as provided in said Debenture shall be entitled to all the rights of the Lender as stated in this


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


Loan Agreement (continued)
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Agreement or the other Loan Documents to the extent such rights are specifically stated to survive the surrender of the Debenture for conversion as therein provided.

SECTION 2.11 REGISTRATION RIGHTS AGREEMENT.

      (a) The holder of shares of Common Stock issued upon Conversion shall be entitled to registration rights as provided in Article XIII of this Agreement to the extent set forth therein.


                       ARTICLE III - CONDITIONS PRECEDENT

SECTION 3.01. DOCUMENT REQUIREMENTS.

      (a) The obligations of Lender to advance funds at the Loan Closing are subject to the condition precedent that, on or before the date of such advance, Lender shall have received the following in form and substance satisfactory to
Lender:

      (i) One or more duly executed Debentures with the insertions of date, amount and conversion features and aggregating one million five hundred thousand dollars ($1,500,000.00) each in amounts as requested by Lender, which shall be styled as follows:
      Sagemark Capital, LP

      (ii) One or more duly executed Warrant for the purchase of 680,000 shares of common stock.

      (iii) One or more duly executed Guaranty from Donald Moorehead.

      (iv) Copies of resolutions, as adopted by the Parent's and Borrower's Board of Directors, approving the execution, delivery and performance of this Agreement, the Debentures, and the other Loan Documents, including the transactions contemplated herein and accompanied by a certificate of the Secretary or Assistant Secretary of Borrower and Parent stating that such resolutions have been duly adopted, are true and correct, have not been altered or repealed and are in full force and effect.

      (v) A signed certificate of the Secretary or Assistant Secretary of the Borrower and Parent which shall certify the names of the officers of Borrower and Parent authorized to sign each of the Loan Documents to be executed by such officer, together with the true signatures of each of such officers. It is herewith stipulated and agreed that Lender may thereafter rely conclusively on the validity of this certificate as a representation of the officers of Borrower and Parent duly authorized to act with respect to the Loan Documents until such time as Lender shall receive a further certificate of the Secretary or Assistant Secretary of Borrower and Parent canceling or amending the prior certificate and submitting the signatures of the officers thereupon authorized in such further certificate.

      (vi) Certificates of good standing (or other similar instrument) for the Borrower and Parent issued by the Secretary of State of the state of incorporation of Borrower, and certificates of qualification and good standing for Borrower and Parent issued by the Secretary of State of each of the states wherein the failure to be qualified to do business as a foreign corporation would have a Material Adverse Effect, dated within fifteen (15) days of Loan Closing.

      (vii) Lender shall be furnished with, and shall have approved, such consents from Marine Bank and the financial institutions party to the Amended and Restated Credit Agreement dated as of February 15, 2000 (the "BANK CREDIT AGREEMENT"), among Parent and/or Borrower, various financial institutions, BankBoston, N.A., as Syndication Agent, and Bank of America, N.A., as Administrative Agent, as may be required for Parent and/or Borrower to enter into this Agreement.

      (vii) Such other information and documents as may reasonably be required by Lender and Lender' counsel to substantiate Parent and Borrower's compliance with the requirements of this Agreement.


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Loan Agreement (continued)
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                   ARTICLE IV - REPRESENTATIONS AND WARRANTIES

To induce Lender to make the Loan hereunder, Borrower and Parent represents and warrants to Lender that:

SECTION 4.01. ORGANIZATION, QUALIFICATION, STANDING, CAPITAL STOCK, ETC.
The Borrower and Parent are corporations duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power to own its properties and to carry on its businesses as the same are now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it or the nature of its businesses makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. Parent's Equity Structure is a follows:

            OUTSTANDING SHARES OF COMMON STOCK       14,570,114
            OUTSTANDING SHARES OF PREFERRED STOCK    12,915,000
            COMMON SHARES RESERVED FOR:
                  OPTIONS                             1,015,829
                  WARRANTS                            1,438,969
                  CONVERTIBLE NOTES                   7,978,620
                  CONVERTIBLE PREFERRED STOCK         5,903,681

Except as stated in this Section 4.01, the Parent or Borrower has not reserved any additional shares for issuance (except as expressly required by this Agreement) and has not issued any shares of its Common Stock. There are not outstanding, nor is the Parent or Borrower subject to any agreement, arrangement, or understanding under which there may become outstanding, any option, warrant, or other right to purchase or subscribe to, or security convertible into or exchangeable for, any shares of capital stock of any class of the Borrower. The Parent's Subsidiaries are identified in Item 1 of the Form 10-K and such Item correctly states the jurisdiction of organization and the extent of the Parent's ownership of outstanding voting securities of each such Subsidiary. All such voting securities are owned by Parent.

SECTION 4.02. AUTHORIZATION AND POWER.

      (a) Parent and Borrower have the corporate power and requisite authority to execute, deliver and perform the Loan Documents to be executed by Parent and Borrower. The Parent and Borrower are duly authorized to, and has taken all corporate action necessary to authorize, execute, deliver and perform the Loan Documents executed by Parent and Borrower. The Parent and Borrower are and will continue to be duly authorized to perform the Loan Documents executed by Parent and Borrower.

SECTION 4.03. ENFORCEABLE OBLIGATIONS.

      (a) The Loan Documents to which it is a party have been duly executed and delivered by the Parent and Borrower and are the legal and binding obligations of the Parent and Borrower, enforceable in accordance with their respective terms, except as limited by any applicable bankruptcy, insolvency or similar laws now or hereafter in effect affecting creditors rights and debtor's obligations.

SECTION 4.04. NO LIENS.

      (a) Except for Permitted Liens, all of the properties and assets owned by the Borrower and Parent are free and clear of all Liens and other adverse claims of any nature, and Borrower and Parent have good and marketable title to such properties and assets.


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Loan Agreement (continued)
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SECTION 4.05. FINANCIAL CONDITION.

      (a) The Form 10-K, one or more copies of which have been furnished to you, contains consolidated balance sheets of the Parent and its consolidated Subsidiary, and the consolidated statements of income, stockholders' equity, and cash flows of the Parent and its consolidated Subsidiaries for each of the three years ended December 31, 1999, including notes thereto, and the opinion of PriceWaterhouseCoopers LLP, independent certified public accountants with respect to such financial statements. The Form 10-Q, one or more copies of which have been furnished to you, contains the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries at, and the unaudited consolidated statements of income, stockholders' equity, and cash flows of the Parent and its consolidated Subsidiaries for the period ended, September 31, 2000. All of the foregoing financial statements are complete and correct in all material respects and fairly present in all material respects the consolidated financial condition of the Parent and its consolidated Subsidiaries at the respective dates of said balance sheets and the consolidated results of operations of the Parent and its consolidated Subsidiaries for the respective periods covered thereby. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). There were no material liabilities, direct or indirect, fixed or contingent, of the Parent and its consolidated Subsidiaries as of the respective dates of such balance sheets that are not reflected therein or in the notes thereto. There has been no material change in the consolidated condition, financial or otherwise, or operations of the Parent and its consolidated Subsidiaries since September 30, 2000, nor has the Parent or any Subsidiaries, except for the execution, delivery, and performance of this Agreement, incurred any Indebtedness for borrowed money, incurred any material liability, contingent or otherwise, except in the ordinary course of business (including acquisitions of business and assets), or entered into any material commitment or other transaction not in the ordinary course of business since such date. Each financial statement delivered by Borrower and Parent to Lender prior to the date of this Agreement is true and correct, fairly presents the financial condition of Borrower and Parent, and has been prepared in accordance with generally accepted accounting principles, consistently applied; as of the date of this Agreement, there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities) which are material to Borrower or Parent and not reflected in such financial statements; and no material adverse changes have occurred in the financial condition or business of Borrower or Parent since the date of the most recent financial statements which Borrower and Parent have delivered to Lender.

SECTION 4.06. FULL DISCLOSURE.

      (a) To the best of Parent's and Borrower's knowledge and belief after current investigation, there is no material facts that have not disclosed to Lender which could reasonably be expected to have a Material Adverse Effect. Neither the financial statements referenced in Section 4.06 hereof, nor any business plan, offering memorandum or prospectus, certificate or statement delivered herewith or heretofore by Borrower or Parent to Lender in connection with the negotiations of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact necessary to keep the statements contained herein or therein from being misleading.

SECTION 4.07. NO DEFAULT.

      (a) No Default or Event of Default under this Agreement has occurred or is continuing.

SECTION 4.08. MATERIAL AGREEMENTS.

      (a) The Parent or Borrower are not in default in any material respect under any material contract, lease, loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its properties is bound.


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Loan Agreement (continued)
--------------------------------------------------------------------------------


SECTION 4.09. NO LITIGATION.

      (a) There are no actions, suits, investigations, arbitrations or administrative proceedings pending, or to the knowledge of Parent and Borrower threatened, against Parent or Borrower that would have a Material Adverse Effect, and there has been no change in the status of any of the actions, suits, investigations, litigation or proceedings disclosed to Lender which could have a Material Adverse Effect on Parent or Borrower or on any transactions contemplated by any Loan Document.

SECTION 4.10. BURDENSOME CONTRACTS.

      (a) To the best knowledge of the Borrower and Parent, they are not a party to, or bound by, any contract or agreement, the faithful performance of which is so onerous so as to create or to likely create a Material Adverse Effect.

SECTION 4.11. TAXES.

      (a) All tax returns required to be filed by Parent and Borrower in any jurisdiction have been filed and all taxes (including mortgage recording taxes), assessments, fees and other governmental charges upon Parent and Borrower or upon any of its properties, income or franchises have been paid except for immaterial amounts and taxes being contested by Parent and Borrower in good faith and by appropriate proceedings. To the best knowledge of Parent and Borrower, there is no proposed tax assessment against Borrower and there is no basis for such assessment.

SECTION 4.12 PRINCIPAL OFFICE, ETC.

      (a) The principal office and principal place of business of the Parent is:

                    EarthCare Company
                    14901 Quorum Drive, Suite 200
                    Dallas, TX 75240

          The principal office and place of business of the Borrower is:

                    4800 N. Federal Highway
                    Boca Raton, FL 33431

SECTION 4.13. COMPLIANCE WITH LAW.

      (a) To the best knowledge of Parent and Borrower, Parent and Borrower are in compliance in all material respects with all laws, rules, regulations, orders and decrees which are applicable to Parent and Borrower or its properties by reason of any Governmental Authority which are material to the conduct of the business of Parent and Borrower or any of its properties.

SECTION 4.14 PATENTS, TRADEMARKS AND COPYRIGHTS.

      (a) To the best of Parent and Borrower's knowledge and belief after current investigation, Parent and Borrower owns all patents, trademarks and copyrights, if any, necessary to conduct its business or possesses licenses or other rights, if any, therefor. To its knowledge, Parent and Borrower has the right to use such proprietary rights without infringing or violating the rights of any third parties. No claim has been asserted by any person to the ownership of or right to use any such proprietary right or challenging or questioning the validity or effectiveness of any such license or agreement which would have a Material Adverse Effect. To Parent and Borrower's knowledge, each of the proprietary rights is valid and subsisting, and has not been canceled, abandoned or otherwise terminated.


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                                       11
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Loan Agreement (continued)
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SECTION 4.15. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      (a) All representations and warranties by Parent and Borrower herein shall survive the Loan Closing and any subsequent Loan Closings and the delivery of the Debentures, and any investigation at any time made by or on behalf of any Lender shall not diminish Lender' right to rely on Parent and Borrower's representations and warranties as herein set forth.

                        ARTICLE V - AFFIRMATIVE COVENANTS

            So long as any part of the Debentures remains unpaid or has not been redeemed or converted hereunder, and until such payment, redemption or conversion in full, unless the Majority in Interest shall otherwise consent in writing, Parent and Borrower agrees that:

SECTION 5.01. FINANCIAL STATEMENTS, REPORTS AND DOCUMENTS.

      (a) The Parent and Borrower shall accurately and fairly maintain its books of account in accordance with GAAP, employ a firm of independent certified public accountants, which firm is and shall be one of the six largest national accounting firms or which is approved by the Majority in Interest, to make annual audits of its accounts in accordance with generally accepted auditing standards; permit the Lender and their representatives to have access to and to examine its properties, books and records (and to copy and make extracts therefrom) at such reasonable times and intervals as the Lender may request; and to discuss its affairs, finances and accounts with its officers and auditors, all to such reasonable extent and at such reasonable times and intervals as the Lender may request.

      (b) The Parent and Borrower shall provide the following reports and information to the Lender:

            (i) As soon as available, and in any event within forty-five (45) days after the close of each quarter, the Parents's report on Form 10-Q with exhibits for said period. In addition, the Lender may at their sole discretion request internal monthly reports for specific periods.

            (ii) As soon as available, and in any event within ninety (107) days after the close of each year, the Parents's report on Form 10-K with exhibits for said period.

            (iii) So long as any Debenture remains outstanding, promptly (but in any event within five (5) business days) upon learning of the occurrence of a Default or an Event of Default deliver a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Borrower and Parent describing such Default or Event of Default and stating what steps are being taken to remedy or cure the same.

            (iv) Promptly (but in any event within five (5) business days) upon the receipt thereof by the Borrower or Parent or the Board of Directors of the Borrower or Parent, copies of all reports, all management letters and other detailed information submitted to the Borrower or the Board by independent accountants in connection with each annual or interim audit or review of the accounts or affairs of the Borrower or Parent made by such accountants.

            (v) With reasonable promptness, such other information relating to the finances, properties, business and affairs of the Parent, Borrower and each Subsidiary, as Lender may reasonably request from time to time.

            (vi) Promptly upon its becoming available, one copy of each financial statement, report, press release, notice or proxy statement sent by Borrower or Parent to stockholders generally, and of each regular or periodic report, registration statement or prospectus filed by Parent with any securities exchange or the SEC or any successor agency, and of any order issued by any Governmental Authority in any proceeding to which the Borrower or Parent is a party.

SECTION 5.02. OPERATION REVIEW.

      (a) Borrower and Parent agree that it will review its operations with Lender. Such operations reviews will be in such depth and detail as Lender shall reasonably request. Operations reviews, which usually will


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                                       12

--------------------------------------------------------------------------------


require a day or less to complete, will be held as reasonably necessary, generally once a fiscal quarter. Borrower and Parent agree to furnish Lender any additional information with respect to Borrower's or Parent's financial condition, properties and business operations as Lender may ask from time to time.

SECTION 5.03. PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

      (a) Borrower and Parent shall, and shall cause its Subsidiaries (if any) to, pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, (ii) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might give rise to a Lien upon any of its property other than Permitted Liens, and (iii) all of its other Indebtedness, except as prohibited hereunder; provided, however, that Borrower and Parent and its Subsidiaries, if any, shall not be required to pay any such tax, assessment, charge or levy if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate accruals and reserves therefor have been established in accordance with GAAP.

SECTION 5.04. MAINTENANCE OF EXISTENCE AND RIGHTS; CONDUCT OF BUSINESS.

      (a) Borrower and Parent shall, and shall cause its Subsidiaries (if any) to, preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations and orders of any Governmental Authority. Borrower and Parent shall keep its principal place of business within the United States.

SECTION 5.05. SEC FILING AND MAINTENANCE OF SEC REPORTING REQUIREMENTS.

      (a) So long as Parent has a class of securities registered pursuant to
Section 12 of the 1934 Act, Parent shall duly file, when due, all reports and statements required of a company whose securities are registered for public trading under and pursuant to the 1934 Act, as amended, and any rules and regulations issued thereunder, and to preserve and maintain its registration thereunder and all of the rights of its security holders normally associated with a publicly traded stock company.

SECTION 5.06. NOTICE OF DEFAULT.

      (a) Borrower and Parent shall furnish to Lender, immediately upon becoming aware of the existence of any condition or event which constitutes a Default or would with the passage of time become a Default or an Event of Default, written notice specifying the nature and period of existence thereof and the action which Borrower and Parent are taking or proposes to take with respect thereto.

SECTION 5.07. OTHER NOTICES.

      (a) Borrower and Parent shall promptly notify Lender of (i) any Material Adverse Change, (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any Indebtedness owing by Borrower, Parent or its Subsidiaries, if any, (iii) any material adverse claim that would have a Material Adverse Effect against or affecting Borrower, Parent or its Subsidiaries, if any, or any of its properties, and (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority, the negative result of which has a Material Adverse Effect on Borrower, Parent and its Subsidiaries.

SECTION 5.08. BOOKS AND RECORDS; ACCESS.

      (a) Borrower and Parent shall, and shall cause each of its Subsidiaries (if any) to, maintain complete and accurate books and records of its transactions in accordance with GAAP. Borrower and Parent shall give each duly authorized representative of Lender access during all normal business hours to, and shall permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Borrower, Parent and its Subsidiaries and relating to its affairs, and to


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Loan Agreement (continued)
--------------------------------------------------------------------------------


inspect any of the properties of Borrower and its Subsidiaries, if any. Borrower and Parent shall make a copy of this Agreement, along with any waivers, consents, modifications or amendments, available for review at its principal office by Lender or Lender' representatives.

SECTION 5.09. COMPLIANCE WITH LAW.

      (a) Borrower and Parent shall, and shall cause each of its Subsidiaries (if any) to, comply with all applicable laws, rules, regulations, and all orders of any Governmental Authority applicable to it or any of its property, business operations or transactions, a breach of which could reasonably be expected to have a Material Adverse Effect.

SECTION 5.10. INSURANCE.

      (a) Borrower and Parent shall, and shall cause each of its Subsidiaries (if any) to, maintain such worker's compensation insurance, liability insurance and insurance on its properties, assets and business, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies engaged in similar businesses.

SECTION 5.11. FURTHER ASSURANCES.

      (a) Borrower and Parent shall, and shall cause each of its Subsidiaries (if any) to, make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certifications and additional agreements, undertakings, transfers, assignments, or other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper in connection with any of the Loan Documents, or the obligations of Borrower and Parent or its Subsidiaries, if any, thereunder, which Lender may request from time to time.

SECTION 5.12. INDEMNITY BY BORROWER.

      (a) Borrower and Parent shall indemnify, save, and hold harmless, Lender and their directors, officers, agents, attorneys, and employees (singularly or collectively, the "Indemnitee") from and against (i) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee if the claim, demand, action or cause of action directly or indirectly relates to this Agreement and the other Loan Documents issued pursuant thereto, the use of proceeds of the Loans, or the relationship of Borrower and Lender under this Agreement or any transaction contemplated pursuant to this Agreement, (ii) any administrative or investigative proceeding by any Governmental Authority directly or indirectly related to a claim, demand, action or cause of action described in clause (i) above, and (iii) any and all liabilities, losses, costs, or expenses (including reasonable attorneys' fees and disbursements) that any Indemnitee suffers or incurs as a result of any of the foregoing; provided, however, that Borrower and shall have no obligation under this Section 5.12 to any Indemnitees with respect to any of the foregoing arising out of the negligence or willful misconduct of any Indemnitees or the breach by the Lender or its assignees of this Agreement or any other Loan Document or other document executed in connection with any of the aforesaid, the breach by any Indemnitees of any agreement or commitment with other parties, the violation or alleged violation of any law, rule or regulation by any Indemnitees, or from the transfer or disposition by Lender of any Debenture or the Common Stock issued upon Conversion of the Debenture. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower and Parent, but the failure to so promptly notify Borrower and Parent shall not affect Parent's or Borrower's obligations under this Section unless such failure materially prejudices Parent's or Borrower's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. In the event that such indemnitee's failure to properly notify the Borrower or Parent materially prejudices Parent's or Borrower's right to participate in the contest of such claim, demand, action, or cause of action, then said Indemnitee shall have no right to receive, and Borrower and Parent shall have no obligation to pay, any indemnification amounts hereunder. Borrower and Parent may elect to defend any such claim,


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Loan Agreement (continued)
--------------------------------------------------------------------------------


demand, action or cause of action (at its own expense) asserted against said Indemnitee and, if requested by Borrower and Parent in writing and so long as no Default or Event of Default shall have occurred and be continuing, such Indemnitee (at Borrower's or Parent's expense) shall in good faith contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower or Parent to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower or Parent may be liable for payment to or on behalf of an Indemnitee hereunder shall give Borrower and Parent written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Parent's or Borrower's written concurrence thereto. In the event that said Indemnitee fails to obtain Borrower's or Parent's prior written consent to any such settlement or compromise, said Indemnitee shall have no right to receive and Borrower and Parent shall have no obligation to pay any indemnification amounts hereunder. Each Indemnitee may employ counsel in enforcing its rights hereunder and in defending against any claim, demand, action, or cause of action covered by this
Section 5.12; provided, however, that each Indemnitee shall endeavor, but shall not be obligated, in connection with any matter covered by this Section which also involves any other Indemnitee, to use reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees, including by allowing Borrower and Parent to select one lawyer for all parties, such selection to be subject to the approval of such parties, which approval shall not be unreasonably withheld. Any obligation or liability of Borrower and Parent to any Indemnitee under this Section 5.12 shall survive the expiration or termination of this Agreement and the repayment of the Debentures.

                        ARTICLE VI - NEGATIVE COVENANTS

      So long as any part of the Debentures have not been redeemed or converted hereunder, and until such redemption or conversion in full, unless the Majority in Interest shall otherwise consent in writing, Borrower agrees that, unless permitted otherwise:

SECTION 6.01. FORBEARANCE FROM RESTRICTIONS ON RIGHTS OF HOLDERS OF DEBENTURES.

      (a) The Borrower or Parent will not enter into any agreement or instrument or otherwise agree to any covenant that would in any way limit the right of the Lenders to convert the Debentures into Common Stock.

SECTION 6.02. CERTAIN TRANSACTIONS.

      (a) Borrower or Parent shall not, and shall not permit its Subsidiaries (if any) to, enter into any transaction with, or pay any management fees to, any Affiliate.

SECTION 6.03. LIMITATION ON SALE OF PROPERTIES.

      (a) Borrower or Parent shall not, and shall not permit its Subsidiaries (if any) to (i) sell, assign, convey, exchange, lease or otherwise dispose of any of its properties, rights, assets or business, whether now owned or hereafter acquired, except in the ordinary course of its business and for a fair consideration, or (ii) sell, assign or discount any accounts receivable except in the ordinary course of business or to secure bank or commercial working capital loans in the ordinary course of business.

SECTION 6.04. NO AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

      (a) Borrower or Parent shall not, and shall not permit its Subsidiaries (if any) to, materially amend its Articles of Incorporation or bylaws except as is necessary to fulfill the conditions of this Agreement.

SECTION 6.05. LIMITATION ON INCREASED EXECUTIVE COMPENSATION AND BONUS, PROFIT SHARING OR OTHER INCENTIVE PAYMENTS.

      (a) Borrower or Parent will not increase the salary, bonus, or other compensation programs (whether in cash, securities, or other property, and whether payment is deferred or current) of its top five executive


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                                       15
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Loan Agreement (continued)
--------------------------------------------------------------------------------


officers unless such compensation increase is approved by a majority of the Board or a Compensation Committee of the Board of Directors, a majority of whom shall non-employee Directors.

      (b) Borrower or Parent shall not pay any bonus, profit sharing or other incentive payments until such plans are formally adopted by the majority of the Board or a Compensation Committee of the Board of Directors, a majority of which shall be non-employee Directors.

SECTION 6.06. RESTRICTED PAYMENTS.

      (a) So long as any Debentures are outstanding, Parent or Borrower shall not (i) declare or pay any dividend on any common stock or preferred stock that exceeds five percent (5%) of Net Operating Income as defined by GAAP for the most recent 12 month period, or (ii) purchase, redeem, decrease, or otherwise acquire any shares of common stock or any preferred stock. The payment of an in kind dividend (non cash) on the Parent's currently issued and outstanding mandatory convertible preferred stock shall be excluded for the purposes of this section. Borrower may not advance or loan money to Parent.

SECTION 6.07. NEGATIVE PLEDGE.

      (a) Borrower or Parent shall not mortgage, assign, encumber, incur, assume or grant a security interest in or lien upon the proceeds of the sale of the stock or assets of any of its assets other than liens now existing in favor of Bank of America NA as agent bank in the Bank Credit Agreement, CIB Marine, Sun Trust, Community Bank of Manatee, Sanders Morris Harris and various equipment lessors.

      (b) Borrower or Parent shall not borrow any amounts under the Bank Credit Agreement in excess of the outstanding Loans and Letters of Credit (as such terms are defined in the Bank Credit Agreement as in effect on the date hereof) on the date hereof and upon repayment of any such Loans or termination of such Letters of Credit with any proceeds from the sale of the EarthAmerica division or the EarthLiquid division, Borrower or Parent shall not request the Banks to extend any new Loans or Letters of Credit as to the amount so repaid. It being understood that so long as the Debenture is outstanding, Borrower or Parent shall be entitled to borrow, repay, and reborrow amounts under the Bank Credit Agreement only as to funds generated from the operations of Borrower's or Parent's business and not from the sale of any assets of Borrower or Parent.

                        ARTICLE VII - EVENTS OF DEFAULT

SECTION 7.01. EVENTS OF DEFAULT.

      (a) An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

      (i) Borrower shall fail to pay (or shall state in writing an intention not to pay or its inability to pay), not later than ten (10) days after the due date, any installment of interest on or principal of, any Debenture or any fee, expense or other payment required hereunder;

      (ii) Any representation or warranty made under this Agreement, or any of the other Loan Documents, or in any certificate or statement furnished by Borrower, Parent or guarantor to Lender pursuant hereto or in connection herewith or with the Loans hereunder, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty was made;

      (iii) Default shall occur in the performance of any of the covenants or agreements of Borrower, Parent or of its Subsidiaries (if any) contained herein, or in any of the other Loan Documents, which is not remedied within fifteen (15) days after written notice thereof to Borrower from Lender;

      (iv) Default shall occur in the payment of any Indebtedness in excess of one hundred thousand dollars ($100,000) of the Borrower, Parent or its Subsidiaries (if any), or default shall occur in respect of any note,


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                                       16

--------------------------------------------------------------------------------


loan agreement or credit agreement relating to any such Indebtedness, and such default shall continue for more than the period of grace, if any, specified therein or any such indebtedness shall become due before its stated maturity by acceleration of the maturity thereof or shall become due by its terms and shall not be promptly paid or extended;

      (v) Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the Borrower or Parent in accordance with the respective terms thereof, or shall in any way be terminated except as otherwise provided for therein or become or be declared ineffective or inoperative, or shall in any way whatsoever cease to give or provide the respective rights, titles, interests, remedies, powers or privileges intended to be created thereby;

      (vi) Borrower, Parent or its Subsidiaries (if any) shall (A) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself, or of all or substantially all of such Person's assets,
(B) file a voluntary petition in bankruptcy, admit in writing that such Person is unable to pay such Person's debts as they become due or generally not pay such Person's debts as they become due, (C) make a general assignment for the benefit of creditors, (D) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against such Person in any bankruptcy, reorganization or insolvency proceeding, or (F) take corporate action for the purpose of effecting any of the foregoing;

      (vii) An involuntary petition or complaint shall be filed against Borrower, Parent or any of its Subsidiaries (if any) seeking bankruptcy or reorganization of such Person or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or all or substantially all of such Person's assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower, Parent or its subsidiary (if any) or appointing a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or substantially all of such Person's assets;

      (viii) Any final judgment for the payment of money, in excess of $50,000 individually or $100,0000 in the aggregate, shall be rendered against the Borrower or Parent; or

      (ix) The Parent shall fail to issue and deliver shares of Common Stock as provided in the Debentures or Warrant;

SECTION 7.02. REMEDIES UPON EVENT OF DEFAULT.

      (a) If an Event of Default shall have occurred and be continuing for a period of fifteen (15) days, then Lender may exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as the Majority in Interest in their sole discretion may deem necessary or appropriate:

      (i) declare the unpaid Principal Amount (after application of any payments or installments received by Lender) of, and all interest then accrued but unpaid on, the Debentures and any other liabilities hereunder to be forthwith due and payable by Parent of Borrower, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower and Parent hereby expressly waives, anything contained herein or in the Debentures to the contrary notwithstanding;

      (ii) reduce any claim to judgment; and

      (iii) without notice of default or demand, pursue and enforce any of Lender' rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement, all of which rights may be specifically enforced.


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Loan Agreement (continued)
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SECTION 7.03. PERFORMANCE BY LENDER.

      (a) Should Borrower or Parent fail to perform any covenant, duty or agreement contained herein or in any of the other Loan Documents, Lender may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower or Parent. In such event, Borrower or Parent shall, at the request of Lender, promptly pay any amount reasonably expended by Lender in such performance or attempted performance to Lender at their principal office in Dallas, Texas, together with interest thereon, at the interest rate specified in the Debenture, from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Lender assume no liability or responsibility for the performance of any duties of Borrower or Parent hereunder or under any of the other Loan Documents.

SECTION 7.04. PAYMENT OF EXPENSES INCURRED BY LENDER.

      (a) Upon the occurrence of a Default or an Event of Default, which occurrence is not cured within the notice provisions, if any, provided herein, Borrower and Parent agree to pay and shall pay all costs and expenses (including Lender' attorney's fees and expenses) reasonably incurred by Lender or their Agent in connection with the preservation and enforcement of Lender' rights under this Agreement, the Debentures, or any other Loan Document.

                       ARTICLE VIII - REGISTRATION RIGHTS

SECTION 8.01. DEMAND FOR REGISTRATION.

      (a) Parent hereby agrees to file a registration statement under the 1933 Act covering the Registrable Securities at any time it shall receive a written request from the Holders of at least twenty-five percent (25%) of the Registrable Securities Then Outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $1,000,000). The Parent shall, within 5 days of its receipt thereof, give written notice of such request to all Holders of record of Registrable Securities. The Holders of said Registrable Securities shall then have 5 days from the date of mailing of such notice by the Parent to request that all or a portion of their respective Registrable Securities be included in said registration. The Parent hereby agrees, within 75 days of the receipt of the initial written registration request, to file the registration under the 1933 Act of all Registrable Securities which the Holders thereof (the "Initiating Holders") have requested and use its absolute best efforts to cause said registration to be declared effective. In the event that the Parent fails to file a registration statement covering the Registrable Securities within the time frames herein set forth, the Conversion Price of the Debentures issued pursuant to this Agreement shall decrease by $0.05 per month until said registration statement is declared filed. If the Parent fails to use it absolute best efforts to cause said registration to be declared effective, the Conversion Price of the Debentures issued pursuant to this Agreement shall decrease by $0.05 per month until said registration statement is declared effective.

SECTION 8.02. OBLIGATIONS OF THE PARENT.

      Whenever required to effect the registration of any Registrable Securities pursuant to this Agreement, the Parent shall, as expeditiously as reasonably possible:

      (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best lawful efforts to cause such registration statement to become effective, and use its best efforts to keep such registration statement effective until all such Registrable Securities have been distributed;

      (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such registration statement;


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Loan Agreement (continued)
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      (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

      (d) Use its best lawful efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Parent shall not be required in connection therewith or as a condition thereto to qualify as a broker-dealer in any states or jurisdictions or to do business or to file a general consent to service of process in any such states or jurisdictions;

      (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter of such offering, in usual and customary form reasonably satisfactory to the Parent and the Holders of a majority of the Registrable Securities to be included in such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; and

      (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto and covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

SECTION 8.03. FURNISH INFORMATION.

      (a) It shall be a condition precedent to the obligations of the Parent to take any action pursuant to this Article XIII that the selling Holders shall furnish to the Parent any and all information reasonably requested by the Parent, its officers, directors, employees, counsel, agents or representatives, the underwriter or underwriters, if any, and the SEC or any other Governmental Authority, including but not limited to: (i) such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities, as shall be required to effect the registration of their Registrable Securities, and (ii) the identity of and compensation to be paid to any proposed underwriter or broker-dealer to be employed in connection therewith.

      (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the 1933 Act, the Parent shall give the Holders of Registrable Securities on whose behalf such Registrable Securities are to be registered and their underwriters, if any, and their respective counsel and accountants, at such Holders' sole cost and expense (except as otherwise set forth herein), such access to copies of the Parent's records and documents and such opportunities to discuss the business of the Parent with its officers and the independent public accountants (in the presence of the Parent) who have certified its financial statements as shall be reasonably necessary in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act, after written notice to Parent.

SECTION 8.04. EXPENSES OF REGISTRATION.

      All expenses, other than underwriting discounts and commissions incurred in connection the registrations contemplated herein, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Parent, and the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne by the Parent.

SECTION 8.05. INDEMNIFICATION REGARDING REGISTRATION RIGHTS.

      If any Registrable Securities are included in a registration statement under this Article XIII:

      (a) To the extent permitted by law, the Parent will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and


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Loan Agreement (continued)
--------------------------------------------------------------------------------


each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities (joint or several) or any legal or other costs and expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, costs, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact with respect to the Parent or its securities contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements therein; (ii) the omission or alleged omission to state therein a material fact with respect to the Parent or its securities required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Parent of the 1933 Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law. Notwithstanding the foregoing, the indemnity agreement contained in this Section 8.05(a) shall not apply and the Parent shall not be liable (i) in any such case for any such loss, claim, damage, costs, expenses, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person, or
(ii) for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Parent, which consent shall not be unreasonably withheld.

      (b) To the extent permitted by law, each Holder who participates in a registration pursuant to the terms and conditions of this Agreement shall indemnify and hold harmless the Parent, each of its directors and officers who have signed the registration statement, each Person, if any, who controls the Parent within the meaning of the 1933 Act or the 1934 Act, each of the Parent's employees, agents, counsel and representatives, any underwriter and any other Holder selling securities in such registration statement, or any of its directors or officers, or any person who controls such Holder, against any losses, claims, damages, costs, expenses, liabilities (joint or several) to which the Parent or any such director, officer, controlling person, employee, agent, representative, underwriter, or other such Holder, or director, officer or controlling person thereof, may become subject, under the 1933 Act, the 1934 Act or other federal or state law, only insofar as such losses, claims, damages, costs, expenses or liabilities or actions in respect thereto arise out of or are based upon any Violation, in each case to the extent and only to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such. Each such Holder will indemnify any legal or other expenses reasonably incurred by the Parent or any such director, officer, employee, agent representative, controlling person, underwriter or other Holder, or officer, director or of any controlling person thereof, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.05(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, costs, expenses, liability or action if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld.

      (c) Promptly after receipt by an indemnified party under this Section 8.05 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.05, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to


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                                       20

--------------------------------------------------------------------------------


actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve the indemnifying party of its obligations under this Section 8.05, except to the extent that the failure results in a failure of actual notice to the indemnifying party and such indemnifying party is materially prejudiced in its ability to defend such action solely as a result of the failure to give such notice.

      (d) If the indemnification provided for in this Section 8.05 is unavailable to an indemnified party under this Section in respect of any losses, claims, damages, costs, expenses, liabilities or actions referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, costs, expenses, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the Parent, on the one hand and of the Holder, on the other, in connection with the Violation that resulted in such losses, claims, damages, costs, expenses, liabilities or actions. The relative fault of the Parent, on the one hand, and of the Holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of the material fact or the omission to state a material fact relates to information supplied by the Parent or by the Holder, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      (e) The Parent, on the one hand, and the Holders, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section
8.05 were determined by a pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of losses, claims, damages, costs, expenses, liabilities and actions referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this
Section 8.05, neither the Parent nor the Holders shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public exceeds the amount of any damages which the Parent or each such Holder has otherwise been required to pay by reason of such Violation. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

SECTION 8.06. ASSIGNMENT OF REGISTRATION RIGHTS.

       (a) Subject to the terms and conditions of this Agreement, and the Debentures, the right to cause the Parent to register Registrable Securities pursuant to this Agreement may be assigned by Holder to any transferee or assignee of such securities; provided that said transferee or assignee is a transferee or assignee of at least five percent (5%) of the Registrable Securities and provided that the Parent is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act; it being the intention that so long as Holder holds any Registrable Securities hereunder, either Holder or its transferee or assignee of at least five percent may exercise the demand right to registration and piggy-back registration rights hereunder. Other than as set forth above, the parties hereto hereby agree that the registration rights hereunder shall not be transferable or assigned and any contemplated transfer or assignment in contravention of this Agreement shall be deemed null and void and of no effect whatsoever.

SECTION 8.07. OTHER MATTERS.

      (a) Each Holder of Registrable Securities hereby agrees by acquisition of such Registrable Securities that, with respect to each offering of the Registrable Securities, whether each Holder is offering such


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Loan Agreement (continued)
--------------------------------------------------------------------------------


Registrable Securities in an underwritten or non-underwritten offering, such Holder will comply with Rules 10b-2, 10b-6 and 10b-7 of the 1934 Act and such other or additional anti-manipulation rules then in effect until such offering has been completed, and in respect of any non-underwritten offering, in writing will inform the Parent, any other Holders who are selling shareholders, and any national securities exchange upon which the securities of the Parent are listed, that the Registrable Securities have been sold and will, upon the Parent's request, furnish the distribution list of the Registrable Securities. In addition, upon the request of the Parent, each Holder will supply the Parent with such documents and information as the Parent may reasonably request with respect to the subject matter set forth and described in this Section 8.10.

      (b) Each Holder of Registrable Securities hereby agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Parent of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference, untrue in any material respect or which requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference, in order to make the statements therein not misleading in any material respect, such Holder will forthwith discontinue disposition of Registrable Securities under the prospectus related to the applicable registration statement until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by the Parent that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus.

      (c) The Parent hereby agrees not to effect any public sale or other distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, during the period commencing on the 7th day prior to, and ending on the 120th day (subject to extension as provided in Section 8.03 hereof) following the effective date of any underwritten demand registration, other than pursuant to Form S-8.

SECTION 8.08 TERMINATION OF RIGHTS.

      (a) The Holders' right to demand registration granted to Holders terminates under this Article XIII after the Holders have exercised two demand registration rights at the expense of the Parent as provided in Article XIII of this Agreement.

                          ARTICLE IX - SBIC PROVISIONS

            The Borrower and Parent acknowledges that the Lender is a small business investment company licensed by the United States Small Business Administration, and makes the following representations, warranties and covenants to the Lender:

9.01 SMALL BUSINESS CONCERN.

       (a) The Borrower represents and warrants to the Lender that the Borrower, taken together with its "affiliates" (as that term is defined in 13 C.F.R.
Section 121.103), is a "Small Business Concern" within the meaning of 15 U.S.C.
Section 662(5), that is Section 103(5) of the Small Business Investment Act of 1958, as amended (the "Act"), and the regulations thereunder, including 13 C.F.R. Section 107, and meets the applicable size eligibility criteria set forth in 13 C.F.R. Section 121.301(c)(1) or the industry standard covering the industry in which the Borrower is primarily engaged as set forth in 13 C.F.R.
Section 121.301(c)(2). Neither the Borrower nor any of its subsidiaries presently engages in any activities for which a small business investment company is prohibited from providing funds by the SBIC Act, including 13 C.F.R.
Section 107.



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Loan Agreement (continued)
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9.02 SMALL BUSINESS ADMINISTRATION DOCUMENTATION.

      (a) On or before the Closing Date, Lender shall have received SBA Form 480 (Size Status Declaration) and SBA Form 652 (Assurance of Compliance) which have been completed and executed by the Borrower, and SBA Form 1031 (Portfolio Finance Report), Parts A and B of which have been completed by the Borrower (the "SBA Documents").

9.03 INSPECTION.

      (a) The Borrower will permit the Lender or its representatives, at Borrower's expense, and examiners of the SBA to visit and inspect the properties and assets of the Borrower, to examine its books of account and records, and to discuss the Borrower's affairs, finances and accounts with the Borrower's officers, senior management and accountants, all at such reasonable times as may be requested by the Lender or SBA.

9.04 INFORMATIONAL COVENANT.

      (a) Within sixty (60) days after the end of the fiscal year of the Borrower, the Borrower will furnish or cause to be furnished to Lender information required by the SBA concerning the economic impact of the Lender's investment, for (or as of the end of ) each fiscal year, including but not limited to, board minutes, information concerning full-time equivalent employees; Federal, state and local income taxes paid; gross revenue; source of revenue growth; after-tax profit and loss; and Federal, state and local income tax withholding. Such information shall be forwarded by Borrower on a form provided by the Lender. The Borrower also will furnish or cause to be furnished to the Lender such other information regarding the business, affairs and condition of the Borrower as the Lender may from time to time reasonably request.

9.05 USE OF PROCEEDS.

      (a) The Borrower certifies that it will use the proceeds from the Loan for the purposes and in the amounts set forth on Schedule 2.02. The Borrower will deliver to the Lender from time to time promptly following the Lender's request, a written report, certified as correct by an officer, verifying the purposes and amounts for which proceeds from the Loan have been disbursed. The Borrower will supply to the Lender such additional information and documents as the Lender reasonably requests with respect to its use of proceeds, and will permit the Lender to have access to any and all Borrower records and information and personnel as the Lender deems necessary to verify how such proceeds have been or are being used, and to assure that the proceeds have been used for the purposes specified on Schedule 202.

9.06 ACTIVITIES AND PROCEEDS.

      (a) Neither the Borrower nor any of its affiliates (as defined above) will engage in any activities or use directly or indirectly the proceeds from the Loan for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act, including 13 C.F.R. Section 107.

      (b) Without obtaining the prior written approval of the Lender, the Borrower will not change within one (1) year of the Closing Date the Borrower's business activity consisting of services relating to the nonhazardous liquid waste industry: bulk liquid waste transportation, liquid waste collection, processing, treatment and disposal, maintenance, plumbing and pumping and services relating to the nonhazardous solid waste industry to a business activity which a small business investment company is prohibited from providing funds by the SBIC Act. The Borrower agrees that any such changes in its business activity without such prior written consent of the Lender will constitute a material breach of the obligations of the Borrower under this Agreement and the Loan Documents.


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

Loan Agreement (continued)
--------------------------------------------------------------------------------


                           ARTICLE X - MISCELLANEOUS

SECTION 10.01. STRICT COMPLIANCE.

      (a) Any waiver by Lender of any breach or any term or condition of this Agreement or the other Loan Documents shall not be deemed a waiver of any other breach, nor shall any failure to enforce any provision of this Agreement or the other Loan Documents operate as a waiver of such provision or of any other provision, nor constitute nor be deemed a waiver or release of the Borrower or Parent for anything arising out of, connected with or based upon this Agreement or the other Loan Documents.

SECTION 10.02. WAIVERS AND MODIFICATIONS.

      (a) All modifications, consents, amendments or waivers (herein "Waivers") of any provision of this Agreement, the Debentures or any other Loan Documents, and any consent to departure therefrom, shall be effective only if the same shall be in writing by the Majority in Interest and then shall be effective only in the specific instance and for the purpose for which given. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the other Loan Documents shall be in addition to all other rights provided by law.

SECTION 10.03. NOTICES.

      (a) Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered, mailed by prepaid certified, registered mail or sent by overnight service such as Federal Express, or (ii) made by telex or facsimile transmission delivered or transmitted to the party to whom such notice or communication is directed, with confirmation thereupon given in writing and personally delivered or mailed by prepaid certified or registered mail.

      (b) Any notice to be mailed, sent or personally delivered shall be mailed or delivered to the principal offices of the party to whom such notice is addressed, as that address is specified herein on the signature page hereof. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is mailed, postage prepaid, or sent by overnight service or personally delivered or, if transmitted by telex or facsimile transmission, on the day that such notice is transmitted; provided, however, that any notice by telex or facsimile transmission, received by Borrower, Parent or Lender after 4:00 p.m., Standard Time at the recipient's address, on any day, shall be deemed to have been given on the next succeeding day. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this Section 10.03.

SECTION 10.04. CHOICE OF FORUM; CONSENT TO SERVICE OF PROCESS AND JURISDICTION.

      (a) Any suit, action or proceeding against the Borrower or Parent with respect to this Agreement, the Debentures or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Texas, County of Dallas, or in the United States courts located in the State of Texas as Lender in their sole discretion may elect, and Borrower or Parent hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Borrower or Parent hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Debenture brought in the courts located in the State of Texas, County of Dallas, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.


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Loan Agreement (continued)
--------------------------------------------------------------------------------


SECTION 10.05. ARBITRATION

      (a) Upon the demand of the Lender, Parent or Borrower (collectively the "parties"), made before the institution of any judicial proceeding or not more than 60 days after service of a complaint, third party complaint, cross-claim or counterclaim or any answer thereto or any amendment to any of the above, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this arbitration clause. A "Dispute" shall include any action, dispute, claim, or controversy of any kind, whether founded in contract, tort, statutory or common law, equity, or otherwise, now existing or hereafter occurring between the parties arising out of, pertaining to or in connection with this Agreement, any document evidencing, creating, governing, or securing any indebtedness guaranteed pursuant to the terms hereof, or any related agreements, documents, or instruments (the "Documents"). The parties understand that by this Agreement they have decided that the Disputes may be submitted to arbitration rather that being decided through litigation in court before a judge or jury and that once decided by an arbitrator the claims involved cannot later be brought, filed, or pursued in court. IF BORROWER SHALL FAIL TO PAY (OR SHALL STATE IN WRITING AN INTENTION NOT TO PAY OR ITS INABILITY TO PAY), NOT LATER THAN TEN (10) DAYS AFTER THE DUE DATE, ANY INSTALLMENT OF INTEREST ON OR PRINCIPAL OF, ANY DEBENTURE OR ANY FEE, EXPENSE OR OTHER PAYMENT REQUIRED HEREUNDER, LENDER MAY, AT THEIR SOLE OPTION, ENFORCE THEIR RIGHTS OUTSIDE THE ARBITRATION PROVISION FOUND IN THIS SECTION 10.05 OR ANY DEBENTURE.

      (b) Arbitrations conducted pursuant to this Agreement, including selection of arbitrators, shall be administered by the American Arbitration Association ("Administrator") pursuant to the Commercial Arbitration rules of the Administrator. Arbitrations conducted pursuant to the terms hereof shall be governed by the provisions of the Federal Arbitration Act (Title 9 of the United States Code), and to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of Texas. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. 91 or similar governing state law. Any party who fails to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses, including reasonable attorney's fees, incurred by the opposing party in compelling arbitration of any Dispute.

      (c) No provision of, nor the exercise of any rights under, this arbitration clause shall limit the right of any party to (i) foreclose against any real or personal property Collateral or other security, (ii) exercise self-help remedies (including repossession and setoff rights) or (iii) obtain provisional or ancillary remedies such as injunctive relief, sequestration, attachment, replevin, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action as described above shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration, nor render inapplicable the compulsory arbitration provisions hereof. Any claim or Dispute related to exercise of any self-help, auxiliary or other exercise of rights under this section shall be a Dispute hereunder.

      (d) Arbitrator(s) shall resolve all Disputes in accordance with the applicable substantive law of the State of Texas. Arbitrator(s) may make an award of attorneys' fees and expenses if permitted by law or the agreement of the parties. All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with this arbitration clause. Any arbitrator selected to act as the only arbitrator in a Dispute shall be required to be a practicing attorney with not less than 5 years practice in commercial law in the State of Texas. With respect to a Dispute in which the claims or amounts in controversy do not exceed five hundred thousand dollars ($500,000), a single arbitrator shall be chosen and shall resolve the Dispute. In such case the arbitrator shall have authority to render an award up to but not to exceed five hundred thousand dollars ($500,000) including all damages of any kind whatsoever, costs, fees and expenses. Submission to a single arbitrator shall be a waiver of all parties' claims to recover more than


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

Loan Agreement (continued)
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five hundred thousand dollars ($500,000). A Dispute involving claims or amounts in controversy exceeding five hundred thousand dollars ($500,000) shall be decided by a majority vote of a panel of three arbitrators ("Arbitration Panel"), one of whom must possess the qualifications to sit as a single arbitrator in a Dispute decided by one arbitrator. If the arbitration is consolidated with one conducted pursuant to the terms of an agreement between the Lender and the Borrower or Parent related to the indebtedness guaranteed, then the Arbitration Panel shall be one which meets the criteria set forth between the Lender, Parent of Borrower. Arbitrator(s) may, in the exercise of their discretion, at the written request of a party, (i) consolidate in a single proceeding any multiple party claims that are substantially identical and all claims arising out of a single loan or series of loans including claims by or against borrower(s), guarantors, sureties and/or owners of Collateral if different from the Borrower, and (ii) administer multiple arbitration claims as class actions in accordance with Rule 23 of the Federal Rules of Civil Procedure. The arbitrator(s) shall be empowered to resolve any dispute regarding the terms of this Agreement or the arbitrability of any Dispute or any claim that all or any part (including this provision) is void or voidable but shall have no power to change or alter the terms of this Agreement. The award of the arbitrator(s) shall be in writing and shall specify the factual and legal basis for the award.

      (e) To the maximum extent practicable, the Administrator, the arbitrator(s) and the parties shall take any action necessary to require that an arbitration proceeding hereunder be concluded within 180 days of the filing of the Dispute with the Administrator. The arbitrator(s) shall be empowered to impose sanctions for any party's failure to proceed within the times established herein. Arbitration proceedings hereunder shall be conducted in Texas at a location determined by the Administrator. In any such proceeding a party shall state as a counterclaim any claim which arises out of the transaction or occurrence or is in any way related to the Documents which does not require the presence of a third party which could not be joined as a party in the proceeding, The provisions of this arbitration clause shall survive any termination, amendment, or expiration of the Documents and repayment in full of sums owed to Lender by Borrower unless the parties otherwise expressly agree in writing. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or as required by applicable law or regulation.

SECTION 10.06. INVALID PROVISIONS.

      (a) If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision shall be added as part of such Loan Document a provision mutually agreeable to Borrower, Parent and Lender as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. In the event Borrower, Parent and Lender are unable to agree upon a provision to be added to the Loan Document within a period of ten
(10) business days after a provision of the Loan Document is held to be illegal, invalid or unenforceable, then a provision acceptable to independent arbitrators, such to be selected in accordance with the provisions of the American Arbitration Association, as similar in terms to the illegal, invalid or unenforceable provision as is possible and be legal, valid and enforceable shall be added automatically to such Loan Document. In either case, the effective date of the added provision shall be the date upon which the prior provision was held to be illegal, invalid or unenforceable.

SECTION 10.07. MAXIMUM INTEREST RATE.

      (a) Regardless of any provision contained in any of the Loan Documents, Lender shall never be entitled to receive, collect or apply as interest on the Debentures any amount in excess of interest calculated


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                                       26

--------------------------------------------------------------------------------


at the Maximum Rate, and, in the event that any Lender ever receives, collects or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligation is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds interest calculated at the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest;
(ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, pro rate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Debentures; provided that, if the Debentures are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Rate, Lender shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Debentures and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of interest calculated at the Maximum Rate.

      (b) "Maximum Rate" shall mean, on any day, the highest nonusurious rate of interest (if any) permitted by applicable law on such day that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness evidenced by the Debentures under the laws which are presently in effect of the United States of America and the State of Texas or by the laws of any other jurisdiction which are or may be applicable to the holders of the Debentures and such Indebtedness or, to the extent permitted by law, under such applicable laws of the United States of America and the State of Texas or by the laws of any other jurisdiction which are or may be applicable to the holder of the Debentures and which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

SECTION 10.08. PARTICIPATIONS AND ASSIGNMENTS OF THE DEBENTURES.

      (a) The Lender shall have the right to enter into a participation agreement with any other party with respect to the Debentures, or to sell all or any part of the Debentures, but any participation or sale shall not affect the rights and duties of such Lender hereunder vis-a-vis Borrower. In the event that all or any portion of the Loan shall be, at any time, assigned, transferred or conveyed to other parties, any action, consent or waiver (except for compromise or extension of maturity), to be given or taken by Lender hereunder (herein "Action"), shall be such action as taken by Majority in Interest.

      (b) Assignment or sale of the Debentures shall be effective, on the books of the Borrower only upon (i) endorsement of the Debenture, or part thereof, to the proposed new holder, along with a current notation of the amount of payments or installments received and net Principal Amount yet unfunded or unpaid, and presentment of such Debenture to the Borrower for issue of a replacement Debenture, or Debentures, in the name of the new holder; (ii) a designation by the holders of a single Lender' Agent for Notice, such agent to be the sole party to whom Borrower shall be required to provide notice when notice to Lender are required hereunder and who shall be the sole party authorized to represent Lender in regard to modification or waivers under the Debenture, this Agreement, or other Loan Documents; and (iii) delivery of an opinion of counsel, reasonably satisfactory to Borrower, that transfer shall not require registration or qualification under applicable state or federal securities laws.

      (c) So long as the Borrower is not in default hereunder, the Lender shall not sell or assign an interest in the Debentures or rights under this Agreement to any Person that the Borrower reasonably identifies to Lender as being engaged as a competitor.

SECTION 10.09 CONFIDENTIALITY.

      (a) All financial reports or information which are furnished to Lender, or their director designee or other representatives, pursuant to this Agreement or pursuant to the Debentures or other Loan Documents


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                                       27

--------------------------------------------------------------------------------

shall be treated as confidential unless and to the extent that such information has been otherwise disclosed by the Borrower or Parent, but nothing herein contained shall limit or impair Lender' right to disclose such reports to any appropriate Governmental Authority, or to use such information to the extent pertinent to an evaluation of the Obligation, or to enforce compliance with the terms and conditions of this Agreement, or to take any lawful action which Lender deem necessary to protect their interests under this Agreement.

      (b) Lender, THEIR director designees, and agents shall use their reasonable best efforts to protect and preserve the confidentiality of such information except for such disclosure as shall be required for compliance by Lender or THEIR director designees with SEC reporting requirements or otherwise as a matter of law.

SECTION 10.10. BINDING EFFECT.

      (a) The Loan Documents shall be binding upon and inure to the benefit of Borrower, Parent and Lender and their respective successors, assigns and legal representatives; provided, however, that Borrower or Parent may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations thereunder.

SECTION 10.11. NO THIRD PARTY BENEFICIARY.

      (a) The parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Agreement be construed to make or render Lender liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein or in the Debentures, or in any other Loan Document, no conduct by any or all of the parties hereto, before or after signing this Agreement nor any other Loan Document, shall be construed as creating any right, claim or cause of action against Lender, or any of their officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity other than Borrower.

SECTION 10.12. ENTIRETY.

      (a) This Agreement and the Debentures and the other Loan Documents issued pursuant thereto contain the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

SECTION 10.13. HEADINGS.

      (a) Section headings are for convenience of reference only and, except as a means of identification of reference, shall in no way affect the interpretation of this Agreement.

SECTION 10.14. SURVIVAL.

      (a) All representations and warranties made by Borrower and Parent herein shall survive delivery of the Debentures and the making of the Loans.

SECTION 10.15. MULTIPLE COUNTERPARTS.

      (a) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 10.16. GOVERNING LAW.

      (a) THIS LOAN AGREEMENT HAS BEEN PREPARED, IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF SUCH STATE AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS LOAN AGREEMENT AND ALL OF THE


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                                       28

--------------------------------------------------------------------------------


OTHER LOAN DOCUMENTS. THIS WRITTEN LOAN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     (signature page follows)











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                                       29

--------------------------------------------------------------------------------


      IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed, sealed, and delivered, as of the day and year first above written.


Address for Notice:               PARENT
14901 Quorum Drive, Suite 100
Dallas, TX 75240                  EARTHCARE COMPANY

                                  By:
                                     -------------------------------------------
                                     William W. Solomon, Jr
                                     Vice President and Chief Financial Officer

                                  Attest  by:
                                             -----------------------------------
                                    Name:
                                    Title:


Address for Notice:               BORROWER
4800 N. Federal Highway           EARTHCARE RESOURCE MANAGEMENT OF FLORIDA,
Boca Raton, FL 33431              INC.,

                                  By:
                                     -------------------------------------------
                                     William W. Solomon, Jr
                                     Vice President and Chief Financial Officer

                                  Attest  by:
                                             -----------------------------------
                                    Name:
                                    Title:


Address for Notice:               BORROWER
4800 N. Federal Highway           EARTHCARE RESOURCE MANAGEMENT OF SOUTH
Boca Raton, FL 33431              FLORIDA, INC.,

                                  By:
                                     -------------------------------------------
                                     William W. Solomon, Jr
                                     Vice President and Chief Financial Officer

                                  Attest  by:
                                             -----------------------------------
                                    Name:
                                    Title:






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                                       30

--------------------------------------------------------------------------------


Address for Notice:               BORROWER
4800 N. Federal Highway           EARTHCARE ACQUISITION SUB, INC.
Boca Raton, FL 33431

                                  By:
                                     -------------------------------------------
                                     William W. Solomon, Jr
                                     Vice President and Chief Financial Officer

                                  Attest  by:
                                             -----------------------------------
                                  Name:
                                  Title:

                                  LENDER
Address for Notice:
700 Gemini, Suite 104             SAGEMARK CAPITAL, L.P.
Houston, TX 77058
                                  By:
                                     -------------------------------------------
                                  Sagemark Management, LLC, General Partner
                                     Print Name: Richard Young
                                     Title: Authorized Member


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                                       31